WRITTEN CONSENT OF THE BOARD OF DIRECTORS OF HUINENG TECHNOLOGY CORPORATION

FEBRUARY 20, 2025

THE UNDERSIGNED, being the sole member of the Board of Director of **HUINENG TECHNOLOGY CORPORATION,** a Nevada corporation (the "Company"), pursuant to the authority of NRS 78.320 of the Nevada Revised Statutes, does hereby consent that when the undersigned has executed this consent (the "Consent") or a counterpart thereof, which counterparts when taken together shall constitute one and the same Consent, the resolutions set forth below shall be deemed to have been adopted to the same extent and to have the same force and effect as those adopted in a formal meeting of the Company's Board of Directors at a meeting duly called and held for the purposes of acting upon proposals to adopt such resolutions:

WHEREAS, the Company and its Board of Directors deem it to be in the best interest of the Company to appoint Guoxiang Ao as President, Chief Executive Officer, Secretary, Treasurer, and Chairman of the Board of Directors effective beginning February 20, 2025.

NOW AND THEREFORE, BE IT RESOLVED, the Company hires Guoxiang Ao as its President, Chief Executive Officer, Secretary, and Treasurer, and further appoints Guoxiang Ao as the Chairman of the Board of Directors effective beginning February 20, 2025; and be it

FURTHER RESOLVED, that the undersigned do hereby certify that they are members of the Board of Directors of the Company, that the attached is a true and correct copy of resolutions duly adopted and ratified in a meeting of the Board of Directors of the Company duly convened and held in accordance with its by-laws and the laws of the Company's state of secretary, as transcribed by us from the minutes, and that the same have not in any way been modified, repealed or rescinded and are in full force and effect.

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GUOXIANG AO
Director